                                  SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    VIB Corp
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)     Title of each class of securities to which transaction applied:

    ----------------------------------------------------------------------------

    2)     Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)     Amount Previously Paid:
                                   ---------------------------------------------
    2)     Form, Schedule or Registration Statement No.:
                                                         -----------------------
    3)     Filing Party:
                         -------------------------------------------------------
    4)     Date Filed:
                       ---------------------------------------------------------

                             [VIP CORP LETTERHEAD]




                                           PRELIMINARY COPY DATED MARCH 12, 1999

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD APRIL 29, 1999
AT 6:00 P.M.



NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of VIB Corp and the call of its Board of Directors, the 1999 Annual Meeting of Shareholders of VIB Corp (the "Company") will be held at Valley Independent Bank's Main Office, 1448 Main Street, El Centro, California 92243, on Thursday, April 29, 1999, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

        1. ELECTION OF DIRECTORS. Electing the following four persons to the Board of Directors, three of whom shall serve until the 2002 Annual Meeting and until their successors are elected and have qualified and one of whom shall serve until the 2001 Annual Meeting and until his or her successor is elected and has qualified:

                    Richard D. Foss              Ronald A. (Rusty) Pedersen
                    Dennis L. Kern               Alice Helen Lowery Westerfield

        2. RANGE OF DIRECTORS. Readopting Article V(b) of the Company's Articles of Incorporation providing for supermajority voting protection to change the range of directors, as more fully described in the Company's 1999 Proxy Statement.

        3. FAIR PRICE PROTECTION. Readopting Article VII of the Company's Articles of Incorporation providing that shareholders of the Company will receive fair and equitable treatment in the event of certain business combinations, as more fully described in the Company's 1999 Proxy Statement.

        4. CLASSIFICATION OF BOARD OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING. Readopting Article VIII(h) of the Company's Articles of Incorporation providing for supermajority voting protection with respect to the establishment of the classified Board of Directors and the elimination of cumulative voting, as more fully described in the Company's 1999 Proxy Statement.

        5. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Notice of Annual Meeting of Shareholders
Page 2


The Board of Directors has fixed the close of business on March 5, 1999, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

The Bylaws of the Company provide for the nomination of directors in the following manner:

        "2.14 Nomination of Directors

              Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days' notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the President of the corporation not later than time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged a bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF SUCH PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Notice of Annual Meeting of Shareholders
Page 3


PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

By Order of the Board of Directors



Charlotte Studer, Secretary

Dated: March 29, 1999



                           ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY'S 1998 ANNUAL REPORT TO SHAREHOLDERS AND THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K, INCLUDING THE AUDITED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE BEING MAILED TO SHAREHOLDERS ALONG WITH THESE 1999 ANNUAL MEETING PROXY MATERIALS. ADDITIONAL COPIES ARE AVAILABLE UPON REQUEST TO HARRY
G. GOODING, III, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, VIB CORP, P.O. BOX 1845, EL CENTRO, CALIFORNIA 92244, TELEPHONE (760) 337-3200.

                                    VIB CORP
                                1498 MAIN STREET
                           EL CENTRO, CALIFORNIA 92243

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1999
                                  AT 6:00 P.M.

                             -----------------------

                                  INTRODUCTION

           This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1999 Annual Meeting of Shareholders (the "Meeting") of VIB Corp (the "Company") to be held at the Valley Independent Bank's Main Office, 1448 Main Street, El Centro, California 92243, at 6:00 p.m., on Thursday, April 29, 1999, and at any and all adjournments thereof.

           It is anticipated that this Proxy Statement and the accompanying Notice will be mailed on or about March 29, 1999, to shareholders eligible to receive notice of and to vote at the Meeting.

           The matters to be considered and voted upon at the Meeting will be:

           1. ELECTION OF DIRECTORS. Electing the following four persons to the Board of Directors, three of whom shall serve until the 2002 Annual Meeting and until their successors are elected and have qualified and one of whom shall serve until the 2001 Annual Meeting and until his or her successor is elected and has qualified:

                         Richard D. Foss          Ronald A. (Rusty) Pedersen
                         Dennis L. Kern           Alice Helen Lowery Westerfield

           2. RANGE OF DIRECTORS. Readopting Article V(b) of the Company's Articles of Incorporation providing for supermajority voting protection to change the range of directors, as more fully described in this Proxy Statement.

           3. FAIR PRICE PROTECTION. Readopting Article VII of the Company's Articles of Incorporation providing that shareholders of the Company will receive fair and equitable treatment in the event of certain business combinations, as more fully described in this Proxy Statement.

           4. CLASSIFICATION OF BOARD OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING. Readopting Article VIII(h) of the Company's Articles of Incorporation providing for supermajority voting protection with respect to the establishment of the classified Board of Directors and the elimination of cumulative voting, as more fully described in this Proxy Statement.

           5. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

                             PROXY STATEMENT SUMMARY

           The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. Shareholders are urged to carefully read this entire Proxy Statement before making any decisions relating to completion of the enclosed Proxy.

ELECTION OF DIRECTORS (See "PROPOSAL 1 - ELECTION OF DIRECTORS" herein.)

           At the Meeting the Company's shareholders will be asked to reelect four persons to the Board of Directors. Because the Company's Articles of Incorporation provide for the classification of directors, three directors will be elected for a term of three years, or until the 2002 Annual Meeting, and one director will be elected for a term of two years, or until the 2001 Annual Meeting. It is anticipated that at the 2000 Annual Meeting three directors will be elected for a three-year term and two directors will be elected for a one-year term, thereby resulting in three classes of directors consisting of three directors each.

           Because the Company's Articles of Incorporation provide that the classification of directors will be determined based upon those candidates receiving the highest number of votes, Management's Proxy seeks shareholder approval to reelect the following four persons to the terms indicated below:

             Three-Year Term                         Two-Year Term

             Richard D. Foss                         Dennis L. Kern
             Ronald A. (Rusty) Pedersen
             Alice Helen Lowery Westerfield

RANGE OF DIRECTORS (See "PROPOSAL 2 - READOPTION OF ARTICLE V(b) OF THE ARTICLES OF INCORPORATION CONCERNING RANGE OF DIRECTORS" herein.)

           At the Meeting the Company's shareholders will also be asked to readopt various provisions of the Company's Articles of Incorporation adopted at the time of the Company's initial incorporation. These various "anti-takeover" provisions have been designed to make more difficult certain potential attempts to obtain control of the Company and include supermajority vote requirements to enhance their protections.

           Article V(a) limits the authorized range of directors to between six and ten. At the Meeting, shareholders will be asked to readopt the supermajority vote requirement contained in Article V(b) which requires a vote of at least 662/3% of the outstanding shares to amend the authorized range of directors. These provisions are designed to prevent third parties, by simple majority vote, from increasing the size of the Board and "packing" the Board with its designees.

           This Proxy Statement solicits shareholders to readopt Article V(b) to retain the supermajority vote protection with respect to changing the range of directors.

FAIR PRICE PROTECTION (See "PROPOSAL 3 - READOPTION OF ARTICLE VII OF THE ARTICLES OF INCORPORATION CONCERNING FAIR PRICE PROTECTION" herein.)

           The second provision shareholders will be asked to readopt at the Meeting is Article VII, the "Fair Price Provision." This provision is intended to prevent certain of the potential inequities of business combinations where a purchaser who acquired control of the Company could subsequently, by virtue of such control, force the remaining shareholders to sell or exchange their shares at a price which might not fully reflect any premium such purchaser may have paid in order to acquire the controlling interest. This provision is designed to encourage persons who might seek to acquire control of the Company to consult first with the Board of Directors to negotiate the terms of any tender offer or proposed business combination. This provision presently requires a vote of at least 66-2/3% of the outstanding shares for certain corporate actions, but in each instance dispenses with such supermajority vote requirement if the action has been approved by the Board of Directors or certain other requirements have been met.

           This Proxy Statement solicits shareholders to readopt the "Fair Price Provision," including the supermajority vote protection of that provision.

CLASSIFICATION OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING (See "PROPOSAL 4 - READOPTION OF ARTICLE VIII(h) OF THE ARTICLES OF INCORPORATION CONCERNING CLASSIFICATION OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING" herein. )

           The final provision shareholders will be asked to readopt at the Meeting, Article VIII(h), concerns the supermajority vote requirement to amend the provisions in Article VIII providing for the classification of directors and the elimination of cumulative voting. The classification of directors and the elimination of cumulative voting are designed to reduce the possibility that a third party could effect a surprise change in the composition of the Board of Directors without the support of the incumbent Board and to preclude the election of a director or a small group of directors representing a special interest group. At the Meeting, shareholders will be asked to readopt the supermajority vote requirement contained in Article VIII(h) which requires a vote of at least 66-2/3% of the outstanding shares to amend or repeal the provisions regarding the classification of directors and the elimination of cumulative voting.

           This Proxy Statement solicits shareholders to readopt Article VIII(h) to retain the supermajority vote protection with respect to the classification of directors and the elimination of cumulative voting.

           SHAREHOLDERS ARE STRONGLY ENCOURAGED TO VOTE FOR EACH OF THE FOREGOING PROPOSALS.


                             REVOCABILITY OF PROXIES

           A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of such election. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                         PERSONS MAKING THE SOLICITATION

           This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company, and its wholly-owned subsidiaries, Valley Independent Bank ("VIB") and Bank of Stockdale, F.S.B. ("BOS ") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

                                VOTING SECURITIES

           There were issued and outstanding 10,527,689 shares of the Company's Common Stock on March 5, 1999, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting. On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting. In connection with the election of directors, shares may not be voted cumulatively.

           A majority vote of the outstanding shares is required for each of the proposals to readopt provisions of the Company's Articles of Incorporation. Directors are elected by plurality vote. Abstentions and broker non-votes do not have the effect of votes in opposition to a director, but abstentions and broker non-votes have the affect of "no" votes with respect to each of the proposals to readopt provisions of the Company's Articles of Incorporation. Abstentions are also counted towards a quorum.

            SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record, more than 5% of the Company's outstanding Common Stock. The following table sets forth certain information as of March 5, 1999, concerning the beneficial ownership of the Company's outstanding Common Stock by the 5% shareholder, by the Company's directors and "named" executive officers(1) and by all directors and "named" executive officers of the Company as a group. Management is not aware of any change in control of the Company which has occurred since January 1, 1998, or of any arrangement which may, at a subsequent date, result in a change in control of the Company, except the bank holding company reorganization consummated on March 12, 1998 pursuant to which the Company's sole incorporating shareholder, Mr. Dennis L. Kern, resold his shares to the Company, VIB's shareholders became the Company's shareholders, and VIB became the first wholly-owned subsidiary of the Company.


----------

(1) As used throughout this Proxy Statement, the term "executive officer" means the President and Chief Executive Officer and the Executive Vice Presidents and the Senor Vice President of the Company. The term "executive officer" also includes the President and Chief Executive Officer of BOS. The term "'named' executive officers" includes the executive officers whose salary and bonus exceeded $100,000 and VIB's executive vice presidents who do not have separate titles with the Company. The Company's Chairman of the Board, Vice Chairmen of the Board, and Secretary are not deemed to be executive officers of the Company.

                                                                        NUMBER OF SHARES         PERCENT
                                               NUMBER OF SHARES         SUBJECT TO VESTED        OF CLASS
                                               OF COMMON STOCK          STOCK OPTIONS AND        BENEFICIALLY
NAME AND TITLE                                 BENEFICIALLY OWNED(2)    OUTSTANDING WARRANTS(3)  OWNED(3)
--------------                                 ---------------------    -----------------------  ------------
JACK BRITTAIN, JR.,                                    27,466(4)                  7,366                .33%
        Executive Vice President
CHARLES ELLIS,                                         23,472                    18,290                .40%
        Director
R. STEPHEN ELLISON,                                   250,016(5)                 24,017               2.60%
        Director
RICHARD D. FOSS,                                      101,246(6)                 23,698               1.18%
        Chairman of the Board
HARRY G. GOODING, III,                                 15,339(7)                  7,366                .22%
        Executive Vice President and
        Chief Financial Officer
JANICE STEWART GRADY,                                   4,659(9)                  6,105                .10%
        Senior Vice President
ED L. HICKMAN,                                         88,746                    42,746               1.24%
        Director
DENNIS L. KERN,(8)                                    405,411(5)(10)            107,997               4.83%
        Director, President and
        Chief Executive Officer
EDWARD MCGREW,                                         36,624                    18,541                .52%
        Director
RONALD A. (RUSTY) PEDERSEN,(11)                       570,900(5)                  7,192               5.49%
        Vice Chairman of the Board
MARTIN E. PLOURD,                                      21,614(12)                11,969                .32%
        Executive Vice President of VIB
JOHN L. SKINNER,                                       67,637                    12,899                .76%
        Director
THOMAS TOPUZES,                                        28,470(13)                11,284                .38%
        Executive Vice President of VIB
ALICE HELEN LOWERY WESTERFIELD,(14)                   383,004                     7,107               3.70%
        Vice Chairman of the Board
ALL DIRECTORS AND EXECUTIVE                         1,581,612(5)                306,577              17.43%
        OFFICERS AS A GROUP
        (14 in number)
FINANCIAL INSTITUTIONS PARTNERS, LTD.,(15)            749,735                        --               7.12%
        Principal Shareholder


----------

(2) Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options and outstanding Warrants. Also includes shares held as trustee and held by or as custodian for minor children. Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(3) Shares subject to options held by directors or executive officers that were exercisable within 60 days after March 5, 1999 ("vested") and all outstanding Warrants held by directors or executive officers are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person.

(4) Includes 6,271 shares allocated to Mr. Brittain pursuant to the 401(k) Plan and 6,008 shares in the ESOP.

(5) Includes 221,496 shares held as trustee of the ESOP. The trustees have voting rights over these shares to the extent not exercised by the ESOP's participants. These shares are included for each of Messrs. Ellison, Kern and Pedersen, the trustees, and are included once for the category "All Directors and Executive Officers as a Group."

(6)     Includes 11,652 shares held in trust for the benefit of Mr. Foss.

(7) Includes 3,130 shares allocated to Mr. Gooding pursuant to the 401(k) Plan and 4,934 shares in the ESOP.

(8)     Mr. Kern's business address is 1498 Main Street, El Centro, California
        92243.

                                              (footnotes continued on next page)

(footnotes continued)

(9) Includes 1,326 shares allocated to Ms. Grady pursuant to the 401(k) Plan and 3,333 shares in the ESOP.

(10) Includes 12,260 shares allocated to Mr. Kern pursuant to the 401(k) Plan and 9,998 shares in the ESOP.

(11) Mr. Pedersen's business address is 330 West Aten Road, Imperial, California 92251.

(12) Includes 513 shares allocated to Mr. Plourd pursuant to the 401(k) Plan and 5,562 shares in the ESOP.

(13) Includes 4,095 shares allocated to Mr. Topuzes pursuant to the 401(k) Plan and 6,628 shares in the ESOP.

(14)    Ms. Westerfield's address is 82-257 Bliss, Indio, California 92201.

(15) The business address for Financial Institutions Partners, Ltd. is 1824 Jefferson Place SW, Washington, D.C. 20036.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NUMBER OF DIRECTORS; CLASSIFICATION OF BOARD

           Article V(a) of the Company's Articles of Incorporation provide for a range of six to ten directors and permit the exact number of directors to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at nine.

           Article VIII(b) of the Company's Articles of Incorporation provide that when the number of directors has been fixed at nine or more the Board of Directors shall be classified into three classes with each class serving for staggered three-year terms. Article VIII(e) provides that in the event the authorized number of directors change, necessitating a change in the number of classes, the Board of Directors shall be reclassified in accordance with California law and the principals of Article VIII(d), which provides that the nominees receiving the highest number of votes shall be elected for the longest term and for the division of directors as equally as possible into separate classes. Accordingly, it is proposed that three of the directors standing for reelection be elected for three-year terms and that one director be reelected for a two-year term. Thereafter, it is anticipated that at the 2000 Annual Meeting three directors will be elected for a three-year term and two directors will be elected for a one-year term, thereby resulting in three classes of three directors each. In the event a vacancy should occur, any director elected to fill the vacancy would hold office for the balance of the term of the class in which the vacancy occurred.

NOMINEES

           The persons named below, all of whom are currently members of the Company's Board of Directors, will be nominated for election as directors to serve until the 2002 or the 2001 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all four nominees, including electing the following three directors for a three-year term: Richard D. Foss, Ronald A. (Rusty) Pedersen and Alice Helen Lowery Westerfield. It is proposed that the fourth nominee standing for reelection, Dennis L. Kern, be elected for a two-year term.

           In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

           The following table sets forth the names and certain information as of March 5, 1999, concerning the persons to be nominated by the Board of Directors for election as directors of the Company:

                                                                            YEAR FIRST                             YEAR FIRST
                                                                            ELECTED OR                             ELECTED OR
                                        BUSINESS EXPERIENCE                 APPOINTED                              APPOINTED
                                        DURING THE PAST                     DIRECTOR OF          CURRENT TERM      DIRECTOR OF
NAME AND TITLE                 AGE      FIVE YEARS                          THE COMPANY            EXPIRES         VIB OR BOS
--------------                 ---      ---------------------------         -----------          ------------      ----------
RICHARD D. FOSS,               59       President, Foss Accountancy            1997                  1999             1980
   Chairman of the                      Corporation, Certified Public
   Board of Directors                   Accountants
DENNIS L. KERN,                59       President and Chief                    1997                  1999             1983
   Director, President                  Executive Officer, Valley
   and Chief Executive                  Independent Bank
   Officer (1)
RONALD A. (RUSTY)              65       Owner, Imperial Pre-Mix Co.            1997                  1999             1983
PEDERSEN,                               (cattle feed supplement
   Vice Chairman of                     manufacturing)
   the Board of
   Directors
ALICE HELEN LOWERY             70       Retired; Regional Customer             1997                  1999             1992
WESTERFIELD,                            Relations Officer, Valley
   Vice Chairman of the                 Independent Bank (1993 to
   Board of Directors                   1997); previously Chairman,
                                        President and Chief
                                        Executive Officer, The First
                                        National Bank in Coachella

----------

(1)     This person is an executive officer of the company.


OTHER DIRECTORS

           The persons named below are currently members of the Company's Board of Directors whose terms of office run until the 2000 Annual Meeting and until their successors are elected and have qualified. The following table sets forth the names and certain information as of March 5, 1999, concerning the members of the Board of Directors not standing for reelection:

                                                                        YEAR FIRST                             YEAR FIRST
                                                                        ELECTED OR                             ELECTED OR
                                    BUSINESS EXPERIENCE                 APPOINTED                              APPOINTED
                                    DURING THE PAST                     DIRECTOR OF          CURRENT TERM      DIRECTOR OF
NAME AND TITLE              AGE     FIVE YEARS                          THE COMPANY            EXPIRES         VIB OR BOS
--------------              ---     ---------------------------         -----------          ------------      ----------
CHARLES ELLIS,               71     President, Coachella Valley            1997                  2000             1995
   Director                         Insurance Service, Inc
R. STEPHEN ELISON,           49     President, Jordan/Central              1997                  2000             1990
   Director                         Implement (Machinery)
ED L. HICKMAN,               60     President and Chief                    1999                  2000             1988
   Director(1)                      Executive Officer, Bank of
                                    Stockdale, F.S.B.
EDWARD MCGREW,               61     Owner-Operator of                      1997                  2000             1983
   Director                         MAGCO (general farming
                                    and cattle feeding)
JOHN L. SKINNER,             69     Owner, T.C. Worthy Cash                1997                  2000             1990
   Director                         & Carry

----------

(1)     This person is an executive officer of the company.

           None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such, except that Mr. Hickman was added to the Board of Directors pursuant to the terms of the Agreement and Plan of Reorganization the Company entered into with BOS. There are no family relationships between the directors and executive officers of the Company and none of the directors or executive officers of the Company serve as directors of any other Company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment Company registered under the Investment Company Act of 1940.

EXECUTIVE OFFICERS

           The following table sets forth the names and certain information as of March 5, 1999, concerning the executive officers of the Company, except Mr. Kern and Mr. Hickman, who are directors and included in one of the tables set forth above:

                                                                                                                      TERM OF
                           TITLE WITH                                                 BUSINESS EXPERIENCE             OFFICE WITH
NAME                       THE COMPANY              TITLE WITH VIB          AGE       DURING THE PAST FIVE YEARS      THE COMPANY
----                       -----------              --------------          ---       --------------------------      -----------
JACK BRITTAIN, JR.         Executive Vice           Executive Vice          50        Chief Credit Officer, Valley    Since 1998
                           President                President and                     Independent Bank
                                                    Chief Credit
                                                    Officer
HARRY G. GOODING, III      Executive Vice           Executive Vice          51        Chief Financial Officer,        Since 1997
                           President and            President and                     Valley Independent Bank
                           Chief Financial          Chief Financial
                           Officer                  Officer
JANICE STEWART GRADY       Senior Vice              Senior Vice             46        Human Resources Director,       Since 1998
                           President                President and                     Valley Independent Bank
                                                    Human Resources
                                                    Director

SIGNIFICANT EMPLOYEES

           The following table sets forth the names and certain information as of March 5, 1999, concerning the significant employees of VIB or BOS who are not deemed executive officers of the Company:

                                                                                                      TERM OF
                             TITLE WITH                         BUSINESS EXPERIENCE                   OFFICE WITH
NAME                         VIB OR BOS               AGE       DURING THE PAST FIVE YEARS            VIB OR BOS
----                         ----------               ---       --------------------------            ----------
BRUCE C. JAY                 Executive Vice            48       Executive Vice President and          Since 1984
                             President and Chief                Chief Financial Officer, Bank
                             Financial Officer                  of Stockdale
MARTIN E. PLOURD             Executive Vice            40       Branch Administrator, Valley          Since 1986
                             President and                      Independent Bank
                             Branch
                             Administrator
RICK L. ROPER                Executive Vice            45       Executive Vice President and          Since 1989
                             President and Chief                Chief Loan Officer, Bank of
                             Loan Officer                       Stockdale

                                                                                                      TERM OF
                             TITLE WITH                         BUSINESS EXPERIENCE                   OFFICE WITH
NAME                         VIB OR BOS               AGE       DURING THE PAST FIVE YEARS            VIB OR BOS
----                         ----------               ---       --------------------------            ----------
RONALD L. SCHEIDT            Senior Vice              60        Senior Vice                           Since 1995
                             President/                         President/Commercial Loan
                             Commercial                         Officer, Bank of Stockdale
                             Loan Officer                       (1995 to present);
                                                                Executive Administrator
                                                                and Marketing Director,
                                                                Dowling, Magarian, Aaron &
                                                                Heyman (1992 to 1995);
                                                                President and Chief
                                                                Operating Officer,
                                                                Community First Bank (1984
                                                                to 1992.)

THOMAS TOPUZES               Executive Vice           52        Chief Administrative Officer,              Since 1991
                             President and Chief                Valley Independent Bank
                             Administrative
                             Officer

THE BOARD OF DIRECTORS AND COMMITTEES

           During 1998, the Company's Board of Directors held 12 regular meetings and one special meeting. In addition to attending Board meetings, certain of the directors serve on committees of the Board.

           The Audit Committee, which consisted of Directors Ellison, Skinner and Westerfield, reviews all internal and external examination reports and selects the Company's independent accountants. The Audit Committee met four times during 1998.

           The Executive Committee, which consisted of Directors Ellison, Foss, and Pedersen, sets policies and supervises Management between regular Board meetings. The Executive Committee met two times in 1998.

           The Company does not have a Nominating Committee.

           In addition, the Company's directors serve on the Boards of Directors of VIB and/or BOS, including the various committees established by those subsidiaries.

           During 1998, none of the Company's directors attended less than 75% of the Company's Board meetings and meetings of committees on which they served.

COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

SUMMARY COMPENSATION

           The following table sets forth a summary of annual and long-term compensation for services in all capacities to the Company or its subsidiaries for the "named" executive officers. All compensation was paid by VIB or BOS:

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                             ANNUAL COMPENSATION                       AWARDS
                                                   ----------------------------------------------   ------------
                                                                                                      SECURITIES
NAME AND POSITION                                                                 OTHER ANNUAL        UNDERLYING       ALL OTHER
IN VIB OR BOS                         YEAR          SALARY           BONUS       COMPENSATION (1)     OPTIONS(2)    COMPENSATION(3)
-----------------                     ----         --------         --------     ----------------   ------------    ---------------
JACK BRITTAIN, JR.,                   1998         $114,996         $ 30,000               --            7,725         $  8,157
  Executive Vice President            1997         $103,217               --               --            6,303         $  4,728
  and Chief Credit Officer            1996         $ 95,100         $ 20,000               --               --         $  5,721
HARRY G. GOODING, III,                1998         $117,996         $ 30,000               --            7,725         $  8,488
  Executive Vice President            1997         $100,506               --               --            6,303         $  4,624
  and Chief Financial Officer         1996         $ 93,312         $ 20,000               --               --         $  6,315
ED L. HICKMAN,                        1998         $150,000         $ 22,500               --               --         $  2,250
  President and Chief                 1997         $150,000               --               --               --         $  2,250
  Executive Officer                   1996         $150,000               --               --               --         $  2,250
DENNIS L. KERN,                       1998         $210,012         $105,000         $ 15,500           32,356         $ 10,101
  President and Chief                 1997         $190,008               --         $ 14,400           18,775         $  6,115
  Executive Officer                   1996         $180,000         $ 90,000         $ 14,400            8,193         $  8,347
MARTIN E. PLOURD,                     1998         $114,000         $ 30,000               --            7,725         $  7,486
  Executive Vice President            1997         $100,664               --               --            6,303         $  4,810
  and Branch Administrator            1996         $ 90,012         $ 25,000               --               --         $  5,378
THOMAS TOPUZES,                       1998         $113,364         $ 15,000               --            7,725         $  7,989
  Executive Vice President            1997         $109,008               --               --            6,303         $  4,749
  and Chief Administrative            1996         $104,016         $ 15,000               --               --         $  6,382
  Officer

----------

(1) These figures represent directors' fees. Perquisites paid to an executive officer which total less than the lesser of $50,000 or 10% of salary and bonus are omitted.

(2) All share figures have been adjusted for the Company's and VIB's stock dividends and stock splits.

(3) These figures include VIB's matching contributions to the 401(k) Plan ($1,580, $1,848 and $1,542 for Mr. Brittain, $1,549, $1,807 and $1,508
        for Mr. Gooding, $1,051, $2,375 and $2,250 for Mr. Kern, $855, $1,872
        and $1,424 for Mr. Plourd, and $1,488, $1,860 and $1,720 for Mr.
        Topuzes, for 1998, 1997 and 1996, respectively) and the Bank's contributions to the Employee Stock Ownership Plan ($6,577, $2,880 and $4,179 for Mr. Brittain, $6,939, $2,817 and $4,087 for Mr. Gooding,
        $9,050, $3,740 and $6,097 for Mr. Kern, $6,631, $2,938 and $3,954 for
        Mr. Plourd, and $6,501, $2,889 and $4,662 for Mr. Topuzes, for 1998, 1997 and 1995, respectively). For Mr. Hickman, these figures represent 401(k) Plan contributions.

STOCK OPTIONS

           In connection with the bank holding company reorganization the Company adopted the VIB Corp 1997 Stock Option Plan providing for the issuance of up to 2,000,000(1) shares. On March 10, 1998, the Company's Board of Directors, pursuant to the terms of the bank holding company reorganization, issued 704,769(1) options in exchange for the then outstanding VIB options, effective as of the effective date for the reorganization. As of March 5, 1999, the Company's 1997 Stock Option Plan provided for the issuance of 2,575,000 shares, of which 196,855 shares had been exercised and options for 907,803 shares were outstanding, leaving 1,470,342 shares available for future grants. The following table sets forth certain information regarding stock options granted by the Company to the "named" executive officers during 1998:



----------

(1) These figures have not been adjusted to reflect the Company's five-for-four stock split and 3% stock dividend declared in 1998.

                                                                                                             POTENTIAL REALIZED
                                                                                                              VALUE AT ASSUMED
                                                PERCENTAGE OF                                               ANNUAL RATES OF STOCK
                                NUMBER OF       TOTAL OPTIONS                                                PRICE APPRECIATION
                                OPTIONS          GRANTED TO                                                   FOR OPTION TERM
                              GRANTED IN        EMPLOYEES(3)        EXERCISE         EXPIRATION         --------------------------
NAME                            1998(2)         DURING 1998         PRICE(2)            DATE               5%                10%
----                          ----------        -----------         --------         ----------         --------          --------
JACK BRITTAIN, JR                 7,725              5.03%          $  12.91           1/20/03          $104,716          $109,703
HARRY G. GOODING, III             7,725              5.03%          $  12.91           1/20/03          $104,716          $109,703
ED L. HICKMAN                        --               N/A                N/A               N/A               N/A               N/A
DENNIS L. KERN(4)                32,356             21.08%          $  13.20           2/18/03          $448,454          $469,809
MARTIN E. PLOURD                  7,725              5.03%          $  12.91           1/20/03          $104,716          $109,703
THOMAS TOPUZES                    7,725              5.03%          $  12.91           1/20/03          $104,716          $109,703

----------

(2) These figures and dollar amounts have been adjusted for the Company's 3% stock dividend and five-for-four stock split.

(3) Does not include options granted to the Company's non-employee directors during 1998. (See "COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS - Directors' Compensation" herein.)

(4) During 1998, the Company amended a previously granted stock option to Mr. Kern by extending the expiration date from May 25, 1998 to May 25, 2003. No change was made in the number of shares covered by the option or the exercise price per share.


           The following table sets forth certain information regarding stock options exercised during 1998 by the "named" executive officers:

                                                                     NUMBER OF UNEXERCISED               VALUE(5) OF UNEXERCISED
                                 NUMBER                              OPTIONS AT DECEMBER 31,               IN THE MONEY OPTIONS
                                OF SHARES                                     1998                         AT DECEMBER 31, 1998
                                ACQUIRED          VALUE           ------------------------------      ------------------------------
NAME                          ON EXERCISE        REALIZED         EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                          -----------        --------         -----------      -------------      -----------      -------------
JACK BRITTAIN, JR                 7,337          $ 64,046             4,070            24,370          $ 19,609          $ 48,236
HARRY G. GOODING, III            13,318          $137,597             2,964            24,370          $ 11,038          $ 48,236
ED L. HICKMAN(6)                     --               N/A            42,746                --          $336,838               N/A
DENNIS L. KERN                   65,981          $623,917            97,761            67,324          $856,486          $ 87,117
MARTIN E. PLOURD                     --               N/A             9,738            24,370          $ 67,078          $ 48,236
THOMAS TOPUZES                   10,051          $ 80,760            11,283            24,370          $ 60,668          $ 48,236

----------

(5)     Assumes a market value of $12.00 per share on December 31, 1998.

(6) Mr. Hickman's stock option, originally granted by BOS, was converted into a Company stock option effective upon the closing of the BOS merger on January 28, 1999.

EMPLOYMENT AND OTHER COMPENSATION AGREEMENTS

           Neither the Company nor its subsidiaries have entered into written employment agreements with any of the Company's executive officers.

           During 1994 VIB adopted a Deferred Compensation Plan for its executive and other senior officers pursuant to which the participating officers elect to defer future salary or bonus income. The compensation deferred is maintained in a separate account for each participant, earns interest at 10%, and is fully vested. Participants can select the mode of distribution, lump sum or installments, payable upon termination of employment. In the event of a change in control of VIB, participants are entitled to a lump sum distribution. VIB pays the costs of administering these Deferred Compensation Plans as well as the interest earned on the amounts deferred, but VIB makes no contributions to the participants' individual deferral accounts.

           In February, 1994, BOS adopted a Salary Continuation Plan (the "SCP") for its executive officers, Messrs. Hickman, Jay, Roper, and Scheidt. Under the SCP, BOS agreed to pay the executive additional benefits at retirement in return for continued current satisfactory performance by the executive. The maximum benefit to each executive is a payment of $50,000 per year for 15 years beginning at age 65. The SCP is embodied in a written agreement between BOS and the executives.

           The SCP is an unfunded pan, which means that the executives have no rights under the agreement beyond those of a general creditor of BOS, and there are no specific assets set aside by BOS in connection with the establishment of the SCP. The SCP is not an employment contract and, if the covered executive leaves BOS's employ, either voluntarily or involuntarily, the agreement terminates and the executive receives no immediate benefits, but may be vested in certain amounts payable on termination of employment or beginning at age 65, at the discretion of BOS's Board. Additionally, the executive's beneficiaries are entitled to certain benefits under the SCP in the event the executive dies while employed by BOS. BOS paid an aggregate single premium of $860,000 to purchase life insurance policies on each executive included in the SCP to fund the death benefit. BOS owns each policy and earns a rate of return on the invested premium which is reflected by an increase in the cash value of each policy.

           The accounting rules concerning deferred compensation plans, including salary continuation plans, require that BOS accrue sufficient expenses so that the present value of the benefits to be paid to the executive at retirement is reflected as a liability on BOS's books by the time of retirement. The accrual for 1998 was approximately $25,239. Management of BOS believes this expense is partially offset by the higher earnings on the insurance premium investment, which are non-taxable if certain conditions are met, than the earnings on taxable investments made in the ordinary course of business.

           In March, 1996, BOS entered into an agreement with each of its executive officers, Messrs. Hickman, Jay, Roper, and Scheidt, that provides certain severance benefits in the event that a change in control of BOS occurs. Under these Change in Control Agreements, each executive officer is entitled to 12 months salary from the date of termination following a change in control. This severance payment is triggered if the executive terminates his employment for "good reason" or if the executive's employment is terminated without "cause," in either case within 24 months following a change in control.

DIRECTORS' COMPENSATION

           In 1998, the Company's directors were paid for attendance at VIB Board meetings at the rate of $1,200 for each regular Board meeting (with the Chairman receiving $2,100); $1,200 for each special meeting (except the organizational Board meeting); and, for all directors except Mr. Kern, $300 for each committee meeting ($150 for any committee meeting held on the same day as a Board meeting or any second or subsequent committee meeting held on the same day).

           VIB has entered into Deferred Compensation Agreements with each of its directors, except Ms. Westerfield, pursuant to which between $300 and $600 of directors' fees per month are deferred until May, 2000, at which time the director or his beneficiary will be paid the amount of between $812 and $1,624 per month for 10 years. If the director dies before the commencement date of the payments, the director's beneficiary will receive a death benefit of between $812 and $1,624 per month for 10 years. If the director's service as a director terminates for any other reason before May, 2000, the amount deferred, plus accrued interest at 10%, will be paid to the director.

           Ms. Westerfield, as VIB's Customer Relations Officer for Coachella Valley until her retirement in 1997, participated in the 401(k) Plan and ESOP.

PROFIT SHARING AND 401(K) PLAN

           In March, 1989, VIB's Board of Directors adopted, effective as of January 1, 1989, the Valley Independent Bank Profit Sharing and 401(k) Plan (the "401(k) Plan"). All full-time employees are eligible to participate after 90 days of employment. Pursuant to the 401(k) Plan, participating employees of VIB may voluntarily contribute a portion of their compensation to a trust. Each year VIB may make matching contributions to the trust for the benefit of participating employees with at least one year of employment. Benefits from the 401(k) Plan become available to the employee upon retirement, or in the event of disability. If employment is terminated prior to normal retirement, the employee receives all voluntary contributions and a portion of VIB's contributions, based upon an established vesting schedule.

           As of December 31, 1998, 316 employees were participating in the 401(k) Plan. During 1998, VIB contributed $92,244 to the 401(k) Plan, on a matching basis. The 401(k) Plan has been qualified by the Internal Revenue Service ("IRS") pursuant to the Employee Retirement Income Security Act of 1974.

EMPLOYEE STOCK OWNERSHIP PLAN

           In December, 1991, VIB's Board of Directors adopted, effective as of January 1, 1991, the Valley Independent Bank Employee Stock Ownership Plan (the "ESOP"). Pursuant to the ESOP, annual contributions at the discretion of VIB are made to a trust for the benefit of VIB's employees who are participants. All full-time employees are eligible to participate after one year of employment. Contributions shall not exceed limitations imposed by the Internal Revenue Code, and vest 20% after three years of service, 40% after four years, 60% after five years, 80% after six years, and 100% after seven years of service. Participants become 100% vested if termination is by reason of normal or deferred retirement, death or disability, or termination of the ESOP.

           As a stock ownership plan, it is intended that contributions to the ESOP trust will be utilized to purchase the Company's (previously, VIB's) Common Stock, which will then be allocated to the accounts of the participants, thereby enabling them to participate in the Company's growth. Distributions pursuant to the ESOP will be in cash or in shares of the Company's Common Stock.

           Each of the "named" executive officers, except Mr. Hickman, participated in the ESOP during 1998. Directors who are not also employed by VIB are not eligible to participate. The total amount contributed for all participants to the ESOP for 1998 was $415,635.

           As of December 31, 1998, 290 employees were participating in the ESOP. The ESOP has been qualified by the IRS pursuant to the Employee Retirement Income Security Act of 1974.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Company does not have a Compensation Committee and did not pay compensation during 1998. The members of VIB's Executive/Investment Committee, acting as VIB's Compensation Committee (the "Committee"), are Directors Ellison, Foss, Kern and Pedersen, none of whom serve as an officer of the Company or VIB except Mr. Kern, who is the Company's and VIB's President and Chief Executive Officer. None of the Company's or VIB's executive officers served on the board of directors or compensation committee, or equivalent, of another entity, one of whose executive officers served on the Company's or VIB's Committee or the Company's or VIB's Board of Directors. Mr. Kern does not participate in Committee deliberations and voting regarding his compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           During 1998, the inaugural year for the Company, all compensation (except with respect to Mr. Hickman) was paid by VIB. VIB's Executive/Investment Committee, acting as the Compensation Committee, was responsible for reviewing and approving VIB's overall compensation and benefit programs, and for administering the compensation of VIB's executive and senior officers.

           The Compensation Committee establishes the factors and criteria upon which the executive and senior officers' compensation is based and how such compensation relates to performance, general compensation policies, competitive realities and regulatory requirements.

           The Compensation Committee's functions and objectives are:

           - to determine the competitiveness of current base salary, annual incentives and long- term incentive relative to specific competitive markets for the President;

           - to develop a performance review mechanism that has written objectives and goals which are used to make salary increase determinations;

           -        to develop an annual incentive plan for senior management;
                    and

           - to provide guidance to the Board of Directors in their role in establishing objectives regarding executive compensation.

           The Compensation Committee's overall compensation philosophy is as follows:

           - to attract and retain quality talent, which is critical to both short-term and long-term success;

           - to reinforce strategic performance objectives through the use of incentive compensation programs;

           - to create a mutuality of interest between executive and senior officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making; and

           - to encourage executives to achieve substantial levels of ownership of stock in the Company.

           The compensation package offered to executive officers consists of a mix of salary, incentive bonus awards, and stock option awards as well as benefits under several employee benefit plans.

           In establishing executive compensation for the President, the Compensation Committee considered the following factors in the following order of priority: (1) improving shareholder value; (2) profitability; (3) return on assets; (4) return on equity; (5) asset quality; and (6) growth in loans and deposits as it relates to overall industry performance. Excluded from the Committee's consideration of incentive bonuses would be income or expenses resulting from extraordinary or non-recurring events, regulatory changes, merger or acquisition activity, or the imposition of changes in generally accepted accounting principles.

           The Compensation Committee investigates the competitiveness of the compensation of the President by having peer survey data updates at least annually. Among the sources consulted are the State of California Department of Financial Institutions Executive Officer and Director Compensation

Survey, SNL Securities Executive Compensation Review and the California Bankers Association Compensation and Benefits Survey.

           The Committee believes that VIB's compensation program and compensation levels are effective in attracting, motivating and retaining outstanding executive and senior officers and that they are consistent with the VIB's immediate and long-term goals.

                                   EXECUTIVE/INVESTMENT COMMITTEE

                                        R. Stephen Ellison
                                        Richard D. Foss
                                        Dennis L. Kern, Chairman
                                        Ronald A. (Rusty) Pedersen

STOCK PERFORMANCE GRAPH

           The following graph presents the cumulative, five-year total return for the Company's (and previously VIB's) Common Stock compared with the Nasdaq Total Return Index, a broad market index of stocks traded in the Nasdaq National Market, the SNL Securities Index of Banks under $500 million in total assets and the SNL Securities Index of Banks between $500 million and $1 billion in total assets. The SNL Index for Banks under $500 million was originally selected as most representative of peer issuers. However, by year end 1998 the Company's total assets exceeded $500 million and, therefore, the SNL Index for Banks between $500 million and $1 billion is now deemed most representative. The graph assumes the value of an investment in the Company's Common Stock, the Nasdaq Index and both SNL Bank Indexes each was $100 on December 31, 1993, and that all dividends were reinvested.




                              [PERFORMANCE GRAPH]





                                                                           PERIOD ENDING
                                          ------------------------------------------------------------------------------
INDEX                                     12/31/93      12/31/94      12/31/95      12/31/96      12/31/97      12/31/98
------------------------------------------------------------------------------------------------------------------------
VIB Corp                                   100.00        135.20        198.76        276.42        394.74        331.90
NASDAQ - Total US                          100.00         97.75        138.26        170.01        208.58        293.21
SNL $500M-$1B Bank Asset-Size Index        100.00        106.76        141.74        177.19        288.03        283.20
SNL <$500M Bank Asset-Size Index           100.00        107.55        147.13        189.37        322.82        294.76

CERTAIN TRANSACTIONS

           During 1998 there were no, and as of the date of this Proxy Statement there are no existing or proposed, material transactions between the Company and any of the Company's executive officers, directors, or beneficial owners of 5% or more of the Company's Common Stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

           Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with VIB or BOS in the ordinary course of the subsidiaries' businesses and the subsidiaries expect to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the subsidiaries, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the subsidiaries do not have any limits on the aggregate amount they would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with their internal lending policies and statutory lending limits.

                                   PROPOSAL 2
READOPTION OF ARTICLE V(b) OF THE ARTICLES OF INCORPORATION CONCERNING RANGE OF DIRECTORS

GENERAL

           Article V(a) of the Company's Articles of Incorporation provides that the authorized number of directors of the Company shall not be less than six nor more than ten, and that the exact number of directors can be fixed from time to time within that range by the Board of Directors or the shareholders.

           Article V(b) of the Company's Articles of Incorporation provides that the range of authorized directors of the Company may only be amended by the vote of at least 66-2/3% of the outstanding shares entitled to vote thereon; provided, however, that an amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon. Thus, Article V(b) imposes a supermajority shareholder vote requirement to amend the range of directors set forth in Article V(a). Exhibit "A" to this Proxy Statement contains the text of Article V as well as the text of the only other Articles of the Articles of Incorporation which contain supermajority vote requirements, all of which are being presented for shareholder ratification. (See "PROPOSAL 3 - READOPTION OF ARTICLE VII OF THE ARTICLES OF INCORPORATION CONCERNING FAIR PRICE PROTECTION" and "PROPOSAL 4 - READOPTION OF ARTICLE VIII(h) OF THE ARTICLES OF INCORPORATION CONCERNING CLASSIFICATION OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING" herein.) Shareholders are encouraged to read Article V in its entirety and all of Exhibit "A."

           California law requires the renewal every two years of all provisions in articles of incorporation which contain supermajority vote requirements and, further, provides that the supermajority vote requirement cannot exceed the lesser of the percentage of shareholders voting in favor or 66-2/3%. Article V(b) was originally adopted on November 7, 1997, when the Company's Articles of Incorporation were filed with the California Secretary of State. The Company's Board of Directors has unanimously approved and for the reasons described below unanimously recommends that the Company's shareholders readopt Article V(b). All shareholders are especially encouraged to vote in favor of this proposal to maximize the supermajority protections afforded by this provision.

           THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE READOPTION OF
ARTICLE V(b) AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

REASONS FOR THE PROPOSAL

           This provision is designed to prevent a third party, by simple majority vote, from increasing the size of the Board and "packing" the Board with its designees. If a third party could do so, it could circumvent the intent of the classified directors provision, Article VIII. (See "PROPOSAL 4 - READOPTION OF ARTICLE VIII(h) OF THE ARTICLES OF INCORPORATION CONCERNING CLASSIFICATION OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING" herein.)

           The Board of Directors anticipates that this provision will protect the Company's shareholders by rendering more difficult certain attempts to obtain control of the Company. This provision may be characterized as an "anti-takeover" proposal as the overall effect may be to discourage any attempt to take over control of the Company through a proxy solicitation contest, tender offer or merger. To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of the Company's Common Stock resulting from actual or rumored takeover attempts may be inhibited.

           This provision is not being proposed in response to any present attempt, known by the Board of Directors, to acquire control of the Company, to change the range of directors, or to take other significant corporate action. Rather, the Board of Directors believes that this supermajority vote requirement is prudent and in the best interests of the Company and its shareholders and should be readopted for their continued protection.

PROCEDURE FOR AMENDING THE RANGE OF DIRECTORS

           Any amendment to the range of directors set forth in Article V(a) presently requires approval by at least 66-2/3% of the outstanding shares. If
Article V(b) is readopted, the percentage will be the lesser of the percentage of shareholders voting in favor of readoption, or 66-2/3%.

VOTE REQUIRED; BOARD RECOMMENDATION

           A favorable vote by the holders of a majority of the Company's outstanding Common Stock entitled to vote is required to readopt Article V(b) upon its expiration on November 6, 1999. If shareholders reapprove Article V(b), the provision will remain effective for a period of two years from the date a Certificate of Amendment is filed with the Secretary of State. The Board of Directors has instructed Management to refile Article V(b) to be effective on November 7, 1999. Shareholder approval of this proposal is deemed to authorize any changes to the text of Article V(b) as may be required by regulatory agencies.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON THIS PROPOSAL.

                                   PROPOSAL 3

READOPTION OF ARTICLE VII OF THE ARTICLES OF INCORPORATION CONCERNING FAIR PRICE PROTECTION

GENERAL

           Shareholders are being asked to readopt Article VII of the Company's Articles of Incorporation (the "Fair Price Provision"), which is designed to ensure that shareholders of the Company will receive fair and equitable treatment in the event of a business combination or other significant transaction between the Company and a shareholder of the Company (or business entity controlled by such shareholder) who holds a 10% or more stock interest in the Company at the time of the proposed transaction. The most significant aspects of the Fair Price Provision are: (i) imposing supermajority shareholder vote or disinterested director approval requirements in connection with certain mergers, acquisitions and other business combinations, unless specified minimum price and procedural requirements are satisfied in the proposed transaction; and
(ii) imposing a supermajority shareholder vote requirement for an amendment, change or repeal of the Fair Price Provision.

           California law requires the renewal every two years of all provisions in articles of incorporation which contain supermajority vote requirements and, further, provides that the supermajority vote requirement cannot exceed the lesser of the percentage of shareholders voting in favor or 66-2/3%. Article VII was originally adopted on November 7, 1997, when the Company's Articles of Incorporation were filed with the California Secretary of State. The Company's Board of Directors has unanimously approved and for the reasons described below unanimously recommends that the Company's shareholders readopt the Fair Price Provision. All shareholders are especially encouraged to vote in favor of this proposal to maximize the supermajority protections afforded by the Fair Price Provision.

           The Board of Directors expects the Fair Price Provision will protect the Company's shareholders by rendering more difficult certain attempts to obtain control of the Company and certain other related transactions. The Fair Price Provision is expected to encourage a potential acquiror to present any takeover proposal to the Board of Directors of the Company and negotiate the terms of such proposal with the Board. As more fully described below, the Board of Directors believes that this will increase the probability that all shareholders will be treated fairly if an attempt is made to take over the Company.

           However, as described in more detail below under the heading "Reasons for the Fair Price Provision," the Fair Price Provision may be characterized as an "anti-takeover" proposal as the overall effect of the Fair Price Provision may be to discourage any attempt to take over control of the Company. If the Fair Price Provision is readopted by the Company's shareholders, it is likely to be more difficult for a large block of voting securities of the Company to acquire the Company in a merger or other transaction which has not been approved by the Company's Board of Directors. Accordingly, the effect of the Fair Price Provision may be to deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices as takeover bids frequently involve purchases of stock directly from shareholders at such a premium.

           The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for readoption of the Fair Price Provision upon its expiration on November 6, 1999.


           THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FAIR PRICE PROVISION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

REASONS FOR THE FAIR PRICE PROVISION

           A principal reason for the Fair Price Provision is that it may reduce the Company's vulnerability to certain uninvited attempts to obtain control of the Company and other related transactions.

           In recent years, there has been an increasing incidence of accumulations by third parties of substantial stock positions in public corporations, including financial institutions, with a view toward utilizing a large block of stock to force a merger or other business combination in which certain of the corporation's shareholders receive less valuable consideration than other shareholders or toward forcing the corporation to repurchase the block at a premium. Such premium is often obtained through express or implied threats of disruptive tactics. In some instances, the accumulation of stock has been a prelude to a proposal for the restructuring of the corporation or the sale of all or a portion of its assets for what might be considered to be less than fair consideration. In many cases, such third parties have sought representation on the corporation's board of directors in order to increase the likelihood that their proposal will be implemented. If the corporation resists these efforts to obtain representation or declines to repurchase stock at a premium, such third parties may commence proxy contests so that they or their nominees may be elected to the board of directors in place of certain directors or even in place of the entire board.

           It is the belief of the Company's Board of Directors that tender or exchange offers and other unsolicited or unnegotiated attempts to acquire control of a company may often deprive the shareholders of an adequate opportunity to evaluate the merits of the proposed transaction. In view of the time pressures generally involved in such acquisition attempts, shareholders may not have the opportunity to compare the offer to possible alternatives in evaluating what action would be most likely to maximize the value to be received by them for their shares. Forming a considered judgment with respect to such a proposal requires, among other things, an assessment of its fairness, an analysis of its tax implications for shareholders and the target company and consideration of the impact of the transaction on the target company and its employees. If acquisition of all of the stock of the target company does not coincide with the initial taking of control, the remaining shareholders may find the value of their investment reduced by the adoption of corporate policies and practices significantly different from those upon which they based their initial investment. Nor is there any guarantee that in any subsequent acquisition of the remaining shares of the target company such remaining shareholders will receive a price for their shares which reflects the value of such shares or which is equal to the price paid by the acquiring person in connection with the initial acquisition of control.

           The Fair Price Provision is intended to prevent certain of the potential inequities of business combinations to which the Company is a party which are part of a "two-step" transaction. In the absence of the Fair Price Provision, a purchaser who acquired control of the Company could subsequently, by virtue of such control, force the remaining shareholders to sell or exchange their shares at a price which might not fully reflect any premium such purchaser may have paid in order to acquire his controlling interest.

           The Fair Price Provision is designed to encourage any person who might seek to acquire control of the Company to consult first with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination. The Board believes that, for the protection of the Company's shareholders, any proposed acquisition of control of the Company, and any proposed business combination in which the Company might be involved, should be thoroughly studied by the Company's Board of Directors to assure that such transaction would be in the Company's best interest and that all of the Company's shareholders would be treated fairly. The Fair Price Provision presently requires 66-2/3% or more shareholder approval for certain corporate actions, but in each instance dispenses with such supermajority requirement if:
(i) the action is approved by the Board of Directors of the Company prior to the time the hostile party involved in the transaction becomes a Major Shareholder (as that term is defined below); (ii) the hostile party sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the transaction was approved by not less than 80% of the Board of Directors; (iii) the transaction was approved by not less than 90% of the Board of Directors of the Company (these three methods of Board approval being hereinafter referred to as the "requisite majority of the Board of Directors"); or (iv) the transaction complied with specified minimum price and procedural requirements. If readopted, the supermajority shareholder vote requirement will be the percentage of shareholders voting in favor of readoption, but not greater than 66-2/3%.

           The Fair Price Provision should not, in the opinion of the Board of Directors, prevent or discourage tender offers or other acquisition transactions in which the acquiring person is prepared to pay the same price to all shareholders. On the other hand, the Fair Price Provision would discourage some takeover attempts by persons intending to acquire the Company in two steps and to eliminate remaining shareholder interests by means of a business combination in which the Company is a party involving less consideration per share than the acquiring person would propose to pay for its initial interest in the Company. Some shareholders may consider the Fair Price Provision to be disadvantageous to the extent that it discourages takeovers which are not approved by the requisite majority of the Board of Directors but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time a tender offer or other acquisition transaction is made.

           Another effect of the readoption of the Fair Price Provision could be to give a veto power to substantial shareholders with respect to a business combination involving the Company which does not meet the price and procedural requirements and is not approved by the requisite majority of the Board of Directors.

           Shareholders should also note that, to the extent that the Fair Price Provision discourages corporate transactions which would result in a change of the Company's Management, such changes might be less likely to occur as long as this provision remains in effect. Because the Fair Price Provision has the effect of giving Management more bargaining power in negotiations with an entity attempting to acquire control of the Company, it could result in Management using such bargaining power not only to try to negotiate a favorable price for an acquisition of the Company, but also to retain their positions and negotiate more favorable terms for Management.

           The Fair Price Provision is not being proposed in response to any present attempt, known by the Board of Directors, to acquire control of the Company, to obtain representation on the Company's Board of Directors or to take significant corporate action. Rather, the Board of Directors believes that the Fair Price Provision is prudent and in the best interests of the Company and its shareholders and should be ratified and readopted for their continued protection. The Board further believes that it is appropriate to readopt the Fair Price Provision inasmuch as it would continue to lessen the likelihood of an inequitable attempt to acquire control of the Company and thus reduce the likelihood that the Company would be required to incur significant expense and be subject to substantial disruption in connection with such an attempt.

           Except as described in this Proxy Statement, the Board of Directors does not have any current plans to propose amendments to, or to make changes in, the Company's charter documents which might be deemed to have "anti-takeover" implications.

           The following description is a summary of the Fair Price Provision, which constitutes Article VII of the Company's Articles of Incorporation. The text of Article VII is included in Exhibit "A" hereto and should be read in its entirety by shareholders.

ANALYSIS OF THE FAIR PRICE PROVISION

           a.  Definitions.

           Set forth below are definitions of certain terms included in the Fair Price Provision.

           For purposes of the Fair Price Provision, a "Major Shareholder" is defined, in general, as a person who is the beneficial owner of 10% or more of the outstanding shares of Voting Stock of the Company. A Major Shareholder will also be deemed to own beneficially those shares held by persons considered to be "Affiliates" or "Associates" of the Major Shareholder. These terms include such person's spouse and other close relatives, as well as business entities in which the person has a significant ownership or controlling interest. In the following discussion, references to shares owned by a Major Shareholder will include shares owned by such person's Affiliates and Associates, and references to transactions with, or proposed by or on behalf of, a Major Shareholder will include transactions with, or proposed by or on behalf of, Affiliates and Associates of the Major Shareholder. To the Company's best knowledge, no current shareholder of the Company is a "Major Shareholder."

           "Business Combinations" covered by the Fair Price Provision include the following transactions: (i) a merger or consolidation of the Company or any subsidiary with a Major Shareholder; (ii) the sale or other disposition by the Company or any subsidiary to a Major Shareholder of all, or substantially all or any "Substantial Part" of the assets of the Company or any subsidiary; (iii) the purchase, exchange, lease or other acquisition by the Company or any subsidiary of all, substantially all or any "Substantial Part" of the assets or business of a Major Shareholder; (iv) the issuance of any securities, or of any rights, warrants or options to acquire any securities, of the Company or a subsidiary, 80% or more of which are issued to a Major Shareholder, or the acquisition by the Company or a subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder; (v) any reclassification of securities, recapitalization or other transaction of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock (or securities convertible into stock) of any class of the Company or a subsidiary owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the Company or a subsidiary, unless any such transaction has been approved by 80% of the Board of Directors; (vi) the acquisition by a Major Shareholder of more than 15% of the Voting Stock of the Company; and (vii) any agreement, contract or other arrangement providing for any transaction otherwise defined as a Business Combination.

           The term "Substantial Part" as used in the Fair Price Provision in reference to the assets of the Company, of any subsidiary or of any Major Shareholder, means assets having a value of more than 5% of the total consolidated assets of the Company's most recent fiscal year ending prior to the time the determination is made.

           The term "Voting Stock" as used in the Fair Price Provision means stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

           b. Approval of Business Combinations.

           Under the Fair Price Provision, a Business Combination may be effected only if, in addition to any Board and shareholder approval required by law, the Company's Articles of Incorporation or any resolution adopted by the Board of Directors providing for the issuance of a class or series of stock, it is approved in one of the following ways:

                     (i) Certain minimum price and procedural requirements. If the proposed Business Combination satisfies certain minimum price and procedural requirements summarized below, then the Business Combination may proceed if it is approved by a majority of the voting power of all outstanding shares of Voting Stock;

                        (ii) Board of Directors Approval. If (a) the Business Combination was approved by the Board of Directors of the Company prior to the Major Shareholder involved in the Business Combination becoming such, (b) the Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than 80% of the Board of Directors of the Company, or (c) the Business Combination was approved by not less than 90% of the Board of Directors of the Company; or

                          (iii) Supermajority shareholder approval. If the proposed Business Combination does not satisfy the minimum price and procedural requirements summarized below and is not approved by the requisite majority of the Board of Directors, then the Business Combination may proceed only if it is approved by supermajority shareholder vote. Presently, the Fair Price Provision provides for the affirmative vote by the holders of not less than 662/3% of the voting power of all outstanding shares of Voting Stock. If readopted, the percentage will be the lesser of the percentage of shareholders voting in favor of readoption, or 66-2/3%.

           c.  Minimum Price and Procedural Requirements.

           The Major Shareholder must, in connection with a Business Combination involving payment of cash or other consideration to shareholders, offer either cash or the same type of consideration used by the Major Shareholder in acquiring the shares of the Company's Common Stock previously acquired by the Major Shareholder. In addition, the aggregate amount of cash and the fair market value of the consideration other than cash to be received per share by holders of the Company's Common Stock in any Business Combination must be not less than the higher of the greatest per share amount determined under the following alternatives: (i) the highest per share price paid by the Major Shareholder in acquiring any of the Company's Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Company's Voting Stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Company's Voting Stock immediately prior to the commencement of acquisition of the Company's Voting Stock by the Major Shareholder.

           Under the Fair Price Provision, unless a proposed Business Combination is approved by the requisite majority of the Board of Directors or by the supermajority vote of shareholders described above, a Major Shareholder would have had to comply, from and after the time he became a Major Shareholder, with all of the procedural requirements described below, as well as with the minimum price criteria described above.

           The Major Shareholder must not have acquired, with or without Board approval, any newly-issued shares of the Company's Voting Stock at any time subsequent to the transaction pursuant to which he became a Major Shareholder, except under limited circumstances. This provision is intended to prevent a Major Shareholder who intends to propose a Business Combination from purchasing additional, newly-issued shares of the Voting Stock at prices which are lower than those set by the minimum price criteria of the Fair Price Provision. Thus, any Business Combination proposed by a Major Shareholder who has purchased additional shares cannot satisfy the procedural requirements and, accordingly, will require approval by a supermajority vote of shareholders or by the requisite majority of the Board of Directors and such shareholder vote, if any, as is required by law. It should be noted, however, that this provision does not in any way prohibit a Major Shareholder from purchasing additional shares in open market or private transactions, so long as such Major Shareholder does not propose or otherwise engage in a Business Combination. In addition to the foregoing, the Major Shareholder must not have received certain benefits, including loans, from the Company subsequent to the time he became a Major Shareholder.

           Finally, a proxy statement describing the proposed Business Combination and complying with the requirements of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 must be mailed to all shareholders of the Company, prior to the consummation of the Business Combination, to solicit shareholders' approval of such Business Combination. In addition, this proxy statement must contain: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of the Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Company.

PROCEDURE FOR AMENDING THE FAIR PRICE PROVISION

           Any amendment, change or repeal of the Fair Price Provision or any other amendment of the Company's Articles of Incorporation which would have the effect of modifying or permitting circumvention of the Fair Price Provision requires supermajority shareholder approval. Presently, the Fair Price Provision requires approval by at least 66-2/3% of the Voting Stock of the Company. If readopted, the percentage will be the lesser of the percentage of shareholders voting in favor of readoption, or 66-2/3%.

VOTE REQUIRED; BOARD RECOMMENDATION

           A favorable vote by the holders of a majority of the Company's outstanding Common Stock entitled to vote is required to readopt the Fair Price Provision. If shareholders reapprove Article VII, Article VII will remain effective for a period of two years from the date a Certificate of Amendment is filed with the Secretary of State. The Board of Directors has instructed Management to refile Article VII to be effective on November 7, 1999. Shareholder approval of this proposal is deemed to authorize any changes to the text of Article VII as may be required by regulatory agencies.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON THIS PROPOSAL.

                                   PROPOSAL 4
READOPTION OF ARTICLE VIII(h) OF THE ARTICLES OF INCORPORATION CONCERNING CLASSIFICATION OF DIRECTORS; ELIMINATION OF CUMULATIVE VOTING

GENERAL

           Article VIII of the Company's Articles of Incorporation provides that the Board of Directors shall be classified into two or three classes, depending on the number of directors, and that directors shall be elected for staggered terms. Article VIII also provides for the elimination of cumulative voting in connection with the election of directors. Pursuant to these provisions, at the Meeting the shareholders will be asked to elect four directors, three for a term of three years and one for a term of two years. Thereafter, directors will be elected for staggered three-year terms. At the Meeting shareholders will not be entitled to use cumulative voting.

           Article VIII(h) of the Company's Articles of Incorporation provides that Article VIII may only be amended or repealed by the vote of at least 66-2/3% of the outstanding shares entitled to vote thereon. Exhibit "A" to this Proxy Statement contains the text of Article VIII. Shareholders are encouraged to read Article VIII in its entirety.

           California law requires the renewal every two years of all provisions in articles of incorporation which contain supermajority vote requirements and, further, provides that the supermajority vote requirement cannot exceed the lesser of the percentage of shares voting in favor or 66-2/3%. Article VIII(h) was originally adopted on November 20, 1997, when the Company filed a Certificate of Amendment of Articles of Incorporation with the California Secretary of State. The Company's Board of Directors has unanimously approved and for the reasons described below unanimously recommends that the Company's shareholders readopt Article VIII(h). All shareholders are especially encouraged to vote in favor of this proposal to maximize the supermajority protections afforded by this provision.

           THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE READOPTION OF
ARTICLE VIII(h) AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

ANALYSIS OF ARTICLE VIII

           Article VIII, by providing for the classification of directors, provides that if the number of directors shall be fixed at nine or more, the Board shall be divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. In the event the number of directors shall be fixed at six or more, but less than nine, the Board shall be divided into two classes of directors serving staggered two-year terms with each class being as nearly equal in number as possible. As a result, if there are three classes of directors, approximately one-third of the Board of Directors would be elected each year, and if there are two classes of directors, approximately one-half of the Board of Directors would be elected each year. Article VIII further provides that in the event the authorized number of directors changes, necessitating a change in the number of classes, the Board of Directors shall be reclassified in accordance with California law and the principals of Article VIII; provided, however, that changes in the number of classes shall not operate to shorten the term of any director. Because the Board of Directors now consists of nine members, necessitating a change in the number of classes from two to three, three directors will be elected for three-year terms and the fourth director will be elected for a two-year term, thereby beginning the process of dividing the two classes into three classes of directors. It is anticipated that at the 2000 Annual Meeting three directors will again be elected for three-year terms and the remaining two directors standing for reelection will be elected for one-year terms, thereby resulting in three classes consisting of three directors each. Thereafter, each class of directors will be elected for staggered three-year terms. In the event of a vacancy on the Board, any director elected by the shareholders or the Board to fill the vacancy would hold office for the balance of the term of the class in which the vacancy occurred.

           Article VIII also provides that the election of directors by the shareholders shall not be by cumulative voting. Cumulative voting entitles shareholders to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. With cumulative voting, therefore, it is possible for a minority shareholder or group of shareholders to obtain representation on the Board of Directors even if a majority of shareholders prefer other candidates. To this extent, cumulative voting may permit a more representative board of directors in a company in which there are distinctly differing interests among different shareholders or shareholder groups. Without cumulative voting, directors are elected by a simple majority vote of shares voting. Each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder. The elimination of cumulative voting eliminates the possibility of the election of one or more directors by a small group of shareholders having less than a majority of the shares voting.

REASONS FOR THE PROPOSAL

           The Board of Directors believes that the classification of directors reduces the possibility that a third party could effect a sudden or surprise change in the composition of the Board of Directors without the support of the incumbent Board. Thus, the classification of directors affects the ability of shareholders of the Company to effect immediate changes in the composition of the Board of Directors.

           Because the classification of directors makes more difficult or deters a proxy contest or the assumption of control of the Board by a holder of a substantial block of the Company's Common Stock, it will increase the likelihood that incumbent members of Management will retain their position. The classification of directors applies to every election of directors whether or not a change in the composition of the Board would be beneficial and whether or not the holders of a majority of the Company's Common Stock believe that such a change would be desirable. As a result of the classification of directors it would take shareholders who do not favor the policies of the Board at least two annual meetings of shareholders to replace a majority of the Board.

           In addition, the classification of directors could have the effect of deterring a third party from making a tender offer for or otherwise acquiring significant blocks of the Company's shares, even though such an action might increase, at least temporarily, market prices for the Company's shares, and even though a number of shareholders of the Company might be willing to sell their shares at the price offered. Because the deterrence of such acquisitions could tend to reduce such temporary fluctuations in the market price of the Company's shares, shareholders could be denied certain opportunities to sell their shares at temporarily higher market prices. However, the Board believes that the benefits in protecting the ability of a Board of Directors to negotiate with a proponent of an unfriendly or unsolicited proposal to take over or restructure a corporation outweigh the disadvantage of discouraging such proposals.

           The Board of Directors believes that elimination of cumulative voting should be retained in order to preclude the election of a director or small group of directors representing a special interest group of shareholders because of the potential for dissension on the Board of Directors. Members of the Board have observed situations in other corporations where differing factions, through the use of cumulative voting, have been able to put persons on the board of directors who appeared to be more interested in the interests of their sponsoring shareholders than those of the corporation as a whole. The Board believes that those situations have been injurious to the interests of the corporations involved and that the affairs of a corporation such as the Company can be better handled in the absence of such dissension. At present, no individual shareholder or group of shareholders, which is known to the Board of Directors, controls a large enough number of shares of the Company to be able to elect a director through the use of cumulative voting. Therefore, retaining the elimination of cumulative voting may only affect actions of individuals or groups which might occur in the future.

           In recent years, accumulations by third parties of substantial stock positions in publicly held corporations frequently have been preludes to hostile attempts to take over or restructure such corporations or to sell all or part of such corporations' assets or to take other similar extraordinary corporate actions. Such actions are often undertaken by third parties without advance notice to or consultation with management. In many cases, such third parties position themselves through stock ownership to seek representation on boards of directors in order to increase the likelihood that they will be able to implement proposed transactions opposed by the corporation's management. If a corporation resists the efforts of a third party to obtain representation on its board, the third party may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, a third party may not truly be interested in taking over the corporation, but uses the threat of a proxy fight or a bid to take over the corporation, or both, as a means of obtaining for itself a special benefit which might not be available to all of the corporation's shareholders. Cumulative voting would allow a minority shareholder or group to elect a member to the Company's Board of Directors.

           The Board believes that the imminent threat of removal of the Company's Management in such a situation, through a change in the composition of the Board, could severally curtail Management's ability to negotiate effectively with such a party. Management could be deprived of the time and information necessary to evaluate a particular takeover or other proposal, to seek and study alternative proposals that may better serve the interests of the Company's shareholders and, in an appropriate case, to help achieve a better price in any transaction involving the Company that may ultimately be undertaken. If readopted, Article VIII(h) would enhance the protections of Article VIII by making any amendment or repeal of Article VIII more difficult.

           Takeovers or changes in management of a corporation which are proposed and effected without prior consultation and negotiation with its Board of Directors are not necessarily detrimental to the corporation and its shareholders. However, the Board believes that the benefits in protecting the ability of a Board of Directors to negotiate with a proponent of an unfriendly or unsolicited proposal to take over or restructure a corporation outweigh the disadvantages of discouraging such proposals.

           Article VIII, in conjunction with the other "anti-takeover" provisions of the Company's Article of Incorporation, are designed, in part, to encourage a third party seeking to acquire control of the Company to consult first with the Company's Board of Directors regarding any proposed business combination or other transaction involving the Company, so that it may be studied by the Board and so that the Company's shareholders can have the benefit of the Board's recommendations in cases where shareholder approval is required. Although a takeover bid may be made at prices representing premiums over the then current market price of the shares being sought, the Board believes that, in a situation where a third party seeks Management's cooperation, the Company's Board of Directors will be in a better position to promote consideration of a broader range of relevant factors, such as the structuring of a proposed transaction and its tax consequences and the underlying value and prospects of the Company. These issues may not otherwise adequately be addressed by such a third party.

           The supermajority voting requirement contained in Article VIII(h) is designed to enhance the protections afforded by Article VIII.

PROCEDURE FOR AMENDING ARTICLE VIII

           Any amendment to the provisions of Article VIII, establishing a classified board of directors and eliminating cumulative voting, presently requires approval by at least 66-2/3% of the outstanding shares. If Article VIII(h) is readopted, the percentage will be the lesser of the percentage of shareholders voting in favor of readoption, or 66-2/3%.

VOTE REQUIRED; BOARD RECOMMENDATION

           A favorable vote by the holders of a majority of the Company's outstanding Common Stock entitled to vote is required to readopt Article VIII(h) upon expiration on November 19, 1999. If shareholders reapprove Article VIII(h), the provision will remain effective for a period of two years from the date a Certificate of Amendment is filed with the Secretary of State. The Board of Directors has instructed Management to refile Article VIII(h) to be effective on November 20, 1999. Shareholder approval of this proposal is deemed to authorize any changes to the text of Article VIII(h) as maybe required by regulatory agencies.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON THIS PROPOSAL.

                             INDEPENDENT ACCOUNTANTS

           The firm of Vavrinek, Trine, Day & Co., LLP, served as independent public accountants for the Company for 1998. In addition to audit services, that firm performed selected non-audit services, including assisting in the preparation of the Company's and VIB's tax returns and regulatory reports. The fees paid for non-audit services was approximately 16.1% of the fees for audit services. All services rendered by Vavrinek, Trine, Day & Co., LLP, were approved by the Board of Directors of the Company and VIB, who considered the possible effect of each such service on the independence of the accountants. The Company has selected this firm to be its accountants for 1999.

           It is anticipated that a representative of Vavrinek, Trine, Day & Co., LLP, will be present at the Meeting to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

           The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 2000 Annual Meeting of Shareholders, which is tentatively scheduled for April 27, 2000, is December 1, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the Securities and Exchange Commission (the "SEC"). The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

           Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during 1998 all filing requirements applicable to the Company's executive officers, directors, and greater than 10% shareholders were complied with except Ms. Janice Stewart Grady, whose Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late due to an internal miscommunication regarding the effective date of her appointment as an executive officer.

                                  OTHER MATTERS

           The SEC's rules permit the Proxy to confer discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders. The Company mailed its Proxy Materials for the 1998 Annual Meeting on April 10, 1998 and, accordingly, discretionary authority is conferred to the persons named in the accompanying Proxy to vote on any matter notice of which is not received until after February 24, 1999.

           Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors on such matters.

                                             VIB CORP



Dated: March 29, 1999                        Charlotte Studer, Secretary

                                   EXHIBIT "A"


                            ARTICLES OF INCORPORATION
                                       OF
                                    VIB CORP
                               (SELECTED ARTICLES)



                          ARTICLE V: RANGE OF DIRECTORS

               (a) The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The authorized number of directors of the corporation shall be not less than six (6) nor more than ten
(10). The exact number of directors shall be determined within the limits specified above by a bylaw or by a resolution duly adopted by the Board of Directors or by the shareholders.

               (b) Notwithstanding any other provisions of these Articles of Incorporation, the range of authorized directors of the corporation set forth in Section (a) of Article V may only be amended by the vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote thereon; provided, however, that an amendment reducing the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

                       ARTICLE VII: FAIR PRICE PROTECTION

               (a) Definitions. For the purposes of this Article VII:

                      1. The term "Beneficial Owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any Voting Stock of this corporation which any Major Shareholder has the right to vote or to acquire: (i) pursuant to any agreement;
(ii) by reason of tenders of shares by shareholders of the corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected); or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Shareholder.

                      2. The term "Business Combination" shall mean:

                             A. Any merger or consolidation (whether in a single
transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof, or any Person acting in concert therewith) of this corporation or any Subsidiary with or into a Major Shareholder or of a Major Shareholder with or into this corporation or a Subsidiary;

                             B. Any sale, lease, exchange, transfer,
distribution to shareholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Shareholder by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

                             C. The purchase, exchange, lease or other
acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

                             D. The issuance of any securities, or of any
rights, warrants or options to acquire any securities, of this corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by this corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

                             E. Any reclassification of Voting Stock,
recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the corporation or any Subsidiary thereof; provided, however, that this Section
(a)2.E of Article VII shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; and

                             F. Any Agreement, contract or other arrangement
providing for any of the transactions described herein.

                      3. The term "Major Shareholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor
Rule) and any Person acting in concert therewith, is the beneficial owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of this corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The term "Major Shareholder" shall not include a Subsidiary of this corporation.

                      4. The term "other consideration to be received" shall include, without limitation, Voting Stock of this corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which this corporation is the surviving corporation.

                      5. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than this corporation, any Subsidiary of this corporation or a trustee holding stock for the benefit of employees of this corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group will be deemed a "Person."

                      6. The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by this corporation.

                      7. The term "Substantial Part," as used in reference to the assets of the corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the corporation and its Subsidiaries as of the end of the corporation's most recent fiscal year ending prior to the time the determination is made.

                      8. The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

               (b) Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section (c) of Article VII, neither the corporation nor any Subsidiary shall be party to a Business Combination unless:

                      1. The Business Combination was approved by the Board of Directors of the corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

                      2. The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than eighty percent (80%) of the Board of Directors; or

                      3. The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the corporation.

               (c) The approval requirements of Section (b) of Article VII shall not apply if the Business Combination is approved by the vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Voting Stock of this corporation and all of the following conditions are satisfied:

                      1. The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the Voting Stock of this corporation in the Business Combination is not less than the higher of: (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Shareholder in acquiring any of this corporation's Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation's Voting Stock immediately prior to the announcement of such Business Combination as the highest per share price determined in

(i) above bears to the market price of this corporation's Voting Stock immediately prior to the commencement of acquisition of this corporation's Voting Stock by such Major Shareholder;

                      2. The consideration to be received in such Business Combination by holders of the Voting Stock of this corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring his Voting Stock of the corporation;

                      3. After becoming a Major Shareholder and prior to consummation of such Business Combination: (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from this corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article VII or as a result of a pro rata share dividend or share split); and (ii) such Major Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation or a Subsidiary, or made any major changes in this corporation's business or equity capital structure; and

                      4. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and Rules promulgated thereunder, whether or not this corporation is then subject to such requirements, shall be mailed to all shareholders of this corporation for the purpose of soliciting shareholders' approval of such Business Combination and shall contain at the front thereof, in a prominent place: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

               (d) The affirmative vote required by this Article VII is in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock.

               (e) Nothing contained in this Article VII shall be construed as relieving any Major Shareholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

               (f) The fact that any action or transaction complies with the provisions of this Article VII shall not be construed as imposing any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or action and responses taken with respect to, such action or transaction.

               (g) Any amendment, change or repeal of this Article VII or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article VII shall require approval by at least a sixty-six and two-thirds percent (66-2/3%) vote of the Voting Stock of the corporation.

                    ARTICLE VIII: CLASSIFICATION OF DIRECTORS

               (a) This Article VIII shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code, which provision refers to a corporation whose shares are traded on the New York Stock Exchange, American Stock Exchange, or Nasdaq National Market System.

               (b) In the event the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be classified into three
(3) classes, the members of each class to serve for a term of three (3) years. In the event the authorized number of directors shall be fixed at six (6) or more, but less than nine (9), the Board of Directors shall be classified into two (2) classes, the members of each class to serve for a term of two (2) years.

               (c) The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder.

               (d) At the first annual meeting of shareholders held after the corporation qualifies as a listed corporation within the meaning of Section
301.5 of the Corporations Code the nominees elected as directors will be classified on the basis of the number of votes received; the nominees receiving the highest number of votes will be elected to the class(es) with the longest initial terms, as follows: (i) if there shall be three (3) classes one-third (1/3) of the directors shall be elected for a term of three (3) years, one-third (1/3) of the directors shall be elected for a term of two (2) years, and one-third (1/3) of the directors shall be elected for a term of one (1) year. If the number of directors is not divisible by three (3), the first extra director shall be elected for a term of three (3) years and a second extra director, if any, shall be elected for a term of two (2) years; and (ii) if there shall be two (2) classes, one-half (1/2) of the directors shall be elected for a term of two (2) years and one-half (1/2) of the directors shall be elected for a term of one (1) year. If the number of directors is not divisible by two (2), the first extra director shall be elected for a term of two (2) years.

               (e) Subject to the provisions of Section (a) of Article V providing for a change in the authorized number of directors, at subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. If there shall be three (3) classes, at each subsequent annual meeting the directors elected shall be elected for a term of three (3) years. If there shall be two
(2) classes, at each subsequent annual meeting the directors elected shall be elected for a term of two (2) years. In the event the authorized number of directors changes necessitating a change in the number of classes, the directors of the corporation shall be reclassified in accordance with California law and the principles of Section (d) of this Article VIII; provided, however, any change in the number of classes shall not operate to shorten the term of any director.

               (f) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

               (g) Notwithstanding the foregoing provisions of this Article VIII, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VIII unless expressly provided by such terms.

               (h) Notwithstanding any other provision of these Articles of Incorporation, any amendment, change or repeal of this Article VIII shall require the vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote thereon.

                                      PROXY
                                    VIB CORP
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1999



           The undersigned shareholder of VIB Corp (the "Company") hereby nominates, constitutes and appoints R. Stephen Ellison, John L. Skinner and Alice Helen Lowery Westerfield, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Valley Independent Bank's Main Office, 1448 Main Street, El Centro, California 92243, on Thursday, April 29, 1999, at 6:00 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

           1. Election of Directors. Authority to elect the four persons named below and in the Proxy Statement dated March 29, 1999, accompanying the Notice of said Meeting, to serve until their successors are elected and have qualified, including the authority to elect the following four persons to the initial terms indicated below:

                      Three-Year Term                            Two-Year Term

                      Richard D. Foss                            Dennis L. Kern
                      Ronald A. (Rusty) Pedersen
                      Alice Helen Lowery Westerfield

                     AUTHORITY GIVEN   [ ]             AUTHORITY WITHHELD  [ ]

                     IF YOU WISH TO VOTE FOR SOME, BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU DO NOT WISH TO VOTE FOR IN THE SPACE PROVIDED BELOW:


           2. Range of Directors. To readopt Article V(b) of the Company's Articles of Incorporation providing for supermajority voting protection to change the range of directors.

                    FOR [ ]              AGAINST [ ]              ABSTAIN [ ]




                      PLEASE SIGN AND DATE THE OTHER SIDE

                           PLEASE SIGN AND DATE BELOW


           3. Fair Price Protection. To readopt Article VII of the Company's Articles of Incorporation providing that the Company's shareholders will receive fair and equitable treatment in the event of certain business combinations.

                    FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

           4. Classification of Board of Directors; Elimination of Cumulative Voting. To readopt Article VIII(h) of the Company's Articles of Incorporation providing for supermajority voting protection with respect to the establishment of the classified Board of Directors and the elimination of cumulative voting.

                    FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

           5. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

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


         ______________________________           Dated: _________________, 1999
         (Number of Shares)

         ______________________________           ______________________________
         (Please Print Your Name)                 (Signature of Shareholder)


         ______________________________           ______________________________
         (Please Print Your Name)                 (Signature of Shareholder)


           (Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

               I do [ ]       do not [ ]     expect to attend the Meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.